                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549
                                   FORM 8-K/A No. 1

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 1, 1996

                     First Interstate BancSystem of Montana, Inc.
               -------------------------------------------------------
                (Exact name of registrant as specified in its charter)


            Montana                 333-3250               81-0331430
--------------------------------------------------------------------------------
        (State or other     (Commission File Number)       (IRS Employer
        jurisdiction of                                  Identification
       incorporation)                                         Number)


            401 North 31st Street, Billings, Montana           59116-0918
            - ------------------------------------------------------------
            (Address of principal executive offices)            (Zip Code)



         Registrant's telephone number, including area code:   (406) 255-5300

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The following described financial statements are being filed as an amendment to the Report on Form 8-K dated October 1, 1996 of First Interstate BancSystem of Montana, Inc. ("FIBM") in connection with its acquisition of First Interstate Bank of Montana, N.A. ("Montana") and First Interstate Bank of Wyoming, N.A. ("Wyoming"), collectively called the "Combined Banks."

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               Included in this Report are unaudited combined financial statements of the Combined Banks as of September 30, 1996, together with the notes thereto, as well as the audited combined financial statements of the Combined Banks as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 which have been audited by the independent accounting firm of KPMG Peat Marwick LLP, whose opinion is also included herein.

          (b)  PRO FORMA FINANCIAL INFORMATION.

               The Unaudited Pro Forma Combined Financial Data included herein give effect to the acquisition of the Combined Banks described in this Report using the purchase accounting method.

               The Combined Banks' historical amounts were derived from combined financial statements of the Combined Banks included herein. The historical amounts of FIBM were derived from the consolidated financial statements of FIBM incorporated herein by reference.

               The Unaudited Pro Forma Combined Financial Data do not purport to present the financial position of FIBM had the acquisition actually been consummated at the beginning of each period set forth herein. In addition, the Unaudited Pro Forma Combined Financial Data are not necessarily indicative of the future results of operations of FIBM and should be read in conjunction with the historical financial statements of FIBM and the Combined Banks, including the respective notes thereto, included herein or incorporated herein by reference.

          (c)  EXHIBITS.  THE FOLLOWING IS A LIST OF THE EXHIBITS ATTACHED
               HERETO.

                    Exhibit No. 2.1     Stock Purchase Agreement*
                    Exhibit No. 23.1    Consent of KPMG Peat Marwick LLP
                    Exhibit No. 99 Press Release*


                    *    Previously filed.


                         DOCUMENTS INCORPORATED BY REFERENCE

The following documents of FIBM (Commission File No. 333-3250) are hereby incorporated by reference:

     1. Stock Purchase Agreement dated May 24, 1996 between First Interstate BancSystem of Montana, Inc. and Wells Fargo & Company.

     2. Financial statements of First Interstate BancSystem of Montana, Inc. and subsidiaries consisting of an Independent Auditors' Report; Consolidated Balance Sheets as of December 31, 1995 and 1994; Consolidated Statements of Income for the three-years ended December 31, 1995; Consolidated Statement of Changes in Stockholders' Equity for the three-years ended December 31, 1995 and Notes to Consolidated Financial Statements (filed as pages 25 through 48 of FIBM's Annual Report on Form 10-K filed with the Commission on March 25, 1996.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Report to the extent that a statement contained in this Report, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Report except as so modified or superseded. The information relating to FIBM contained in this Report should be read together with the information in the documents incorporated herein by reference.


                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amended Report to be signed on its behalf by the undersigned, thereunto duly authorized.

First Interstate BancSystem of Montana, Inc.


By:  /s/ Terrill R. Moore



Name: Terrill R. Moore

Title:  Senior Vice President and Chief Financial Officer


DATED: DECEMBER 13, 1996

                            INDEX TO FINANCIAL INFORMATION


UNAUDITED PRO FORMA COMBINED FINANCIAL DATA:
     -  Unaudited Pro Forma Combined Balance Sheet - September 30, 1996    PF-2
     -  Unaudited Pro Forma Combined Statement of Income for the
            Nine Months Ended September 30, 1996                           PF-3
     -  Unaudited Pro Forma Combined Statement of Income for the Year
            Ended December 31, 1995                                        PF-4
     -  Notes to Unaudited Pro Forma Combined Financial Statements         PF-5

COMBINED BANKS' COMBINED FINANCIAL STATEMENTS:

     AUDITED ANNUAL FINANCIAL STATEMENTS:
        -   Independent Auditors' Report                                   F-1
        -   Combined Balance Sheets--December 31, 1995 and 1994            F-2
        -   Combined Statements of Income--Years Ended December 31,
                1995, 1994 and 1993                                        F-3
        -   Combined Statements of Stockholder's Equity--Years ended
                December 31, 1995, 1994 and 1993                           F-4
        -   Combined Statements of Cash Flows--Years Ended December 31,
                1995, 1994 and 1993.                                       F-5
        -   Notes to Combined Financial Statements                         F-6

UNAUDITED INTERIM FINANCIAL STATEMENTS:
        -   Unaudited Combined Balance Sheet--September 30, 1996           F-16
        -   Unaudited Combined Statements of Income--Nine Months ended
            September 30, 1996 and 1995                                    F-17
        -   Unaudited Combined Statements of Stockholder's Equity--Nine
                Months September 30, 1996                                  F-18
        -   Unaudited Combined Statements of Cash Flows--Nine Months
                ended September 30, 1996 and 1995                          F-19
        -   Notes to Unaudited Combined Financial Statements               F-20

                  UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined financial information gives effect to the acquisition by First Interstate BancSystem of Montana, Inc. ("FIBM") of First Interstate Bank of Montana, N.A. and First Interstate Bank of Wyoming, N.A. (collectively "FIBNA") pursuant to a stock purchase agreement with Wells Fargo & Company ("Wells Fargo") and based on the purchase accounting adjustments, estimates and other assumptions described in the accompanying notes (the "Purchase"). The unaudited pro forma combined balance sheet and statement of income as of and for the nine months ended September 30, 1996 is based upon the unaudited consolidated balance sheet and statement of income of FIBM and the unaudited combined balance sheet and statement of income of FIBNA. The unaudited pro forma combined statement of income for the year ended December 31, 1995 is based upon the audited annual consolidated statement of income of FIBM and the audited annual combined statement of income of FIBNA.

The pro forma combined financial data is presented as though the Purchase had been consummated as of the dates set forth herein, and is not necessarily indicative of actual operating results or the financial position that would have occurred or will occur upon the consummation of the Purchase.


                                                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                             September 30, 1996
                                                           (Dollars in Thousands)


                                           FIBNA        Accounting       FIBNA                      Acquisition    Pro Forma
             Assets                      Historical     Adjustments    Pro Forma        FIBM          Entries       Combined
             ------                      ----------     -----------    ---------        ----          -------       --------

Cash and cash items                  $     33,044           -            33,044         91,620            -          124,664
Due from banks:
 FIBNA affiliates                           2,855           -             2,855           -               -            2,855
 Non-affiliates                             9,803           -             9,803           -            (2,130)         7,673
Interest bearing deposits in banks           -              -              -             6,035            -            6,035
Federal funds sold - affiliate             49,499           -            49,499           -               -           49,499
Federal funds sold                           -              -              -            22,555            -           22,555
Investment securities - available-
 for-sale (AFS)                            96,416           -            96,416         64,583            -          160,999
Investment securities - held-to-
 maturity                                    -              -              -           171,407                    -  171,407

Loans                                     363,586           -           363,586        948,091            -        1,311,677
Less allowance for loan losses             10,059           -            10,059         15,916            -           25,975
                                        ---------      ---------      ---------      ---------      ---------      ---------

         Net loans                        353,527           -           353,527        932,175            -        1,285,702

Premises and equipment, net                10,361           -            10,361         33,937          9,453         53,751
Accrued interest receivable                 4,365           -             4,365         16,146            -           20,511
Excess of purchase price over equity
 in net assets of subsidiaries             34,754        (34,754)          -             9,615         18,094         27,709
Other real estate owned, net                  294           -               294          1,394            -            1,688
Deferred tax asset                          2,190         (2,190)          -             5,921             38          5,959
Other assets                                3,739           -             3,739          8,664            330         12,733
Intangible assets                            -              -              -              -             8,842          8,842
                                        ---------      ---------      ---------      ---------      ---------      ---------
                                      $   600,847        (36,944)       563,903      1,364,052         34,627      1,962,582
                                        ---------      ---------      ---------      ---------      ---------      ---------
                                        ---------      ---------      ---------      ---------      ---------      ---------

 Liabilities and Stockholders' Equity
Deposits:
 Noninterest bearing                  $   143,876           -           143,876        217,196            -          361,072
 Interest bearing                         325,413           -           325,413        889,611            -        1,215,024
                                        ---------      ---------      ---------      ---------      ---------      ---------
         Total deposits                   469,289           -           469,289      1,106,807            -        1,576,096

Federal funds purchased                    50,502           -            50,502           -               -           50,502
Repurchase agreements                        -              -              -            99,774            -           99,774
Accounts payable and accrued
 expenses                                   3,773            (82)         3,691         13,919            100         17,710
Other borrowed funds                        4,448           -             4,448         10,790            -           15,238
Long-term debt                               -              -              -            10,234         31,000         41,234
Subordinated debentures                      -              -              -              -            20,000         20,000
                                        ---------      ---------      ---------      ---------      ---------      ---------
         Total liabilities                528,012            (82)       527,930      1,241,524         51,100      1,820,554

Stockholders' equity:
 Preferred stock                             -              -              -              -            20,000         20,000
 Common stock:
   FIBM                                      -              -              -             9,171            -            9,171
   FIBNA                                    7,821           -             7,821           -            (7,821)          -
Capital surplus                            59,830        (36,862)        22,968           -           (22,968)          -
Retained earnings                           5,279           -             5,279        113,302         (5,779)       112,802
Unrealized gain (loss) AFS
 securities                                   (95)          -               (95)            55             95             55
                                        ---------      ---------      ---------      ---------      ---------      ---------
 Total stockholders' equity                72,835        (36,862)        35,973        122,528        (16,473)       142,028
                                        ---------      ---------      ---------      ---------      ---------      ---------

                                      $   600,847        (36,944)       563,903      1,364,052         34,627      1,962,582
                                        ---------      ---------      ---------      ---------      ---------      ---------
                                        ---------      ---------      ---------      ---------      ---------      ---------



See accompanying notes to unaudited pro forma combined financial information


                        UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                        FIBM AND FIBNA
                     (Dollars in thousands, except share and per share data)


                                                                Nine-Months Ended September 30, 1996
                                                       -------------------------------------------------------
                                                                                     Pro forma      Pro forma
                                                          FIBM          FIBNA       Adjustments      Combined
                                                          ----          -----       -----------      --------

Interest income:
    Interest and fees on loans                       $    68,109         24,225           -            92,334
    Interest on investment securities:
         Taxable                                          10,118          4,372           -            14,490
         Exempt from Federal taxes                           741              1           -               742
    Interest on deposit with banks                           268           -              -               268
    Interest on Federal funds sold                           839            955           -             1,794
                                                      ----------     ----------     ----------     ----------
           Total interest income                          80,075         29,553           -           109,628

Interest expense:
    Interest on deposits                                  29,250          7,491           -            36,741
    Interest on Federal funds purchased                      437          3,119           -             3,556
    Interest on repurchase agreements                      3,155           -              -             3,155
    Interest on other borrowed funds                         229            146           -               375
    Interest on long-term debt                               835           -             2,872          3,707
                                                      ----------     ----------     ----------     ----------
           Total interest expense                         33,906         10,756          2,872         47,534
                                                      ----------     ----------     ----------     ----------
Net interest income                                       46,169         18,797         (2,872)        62,094

    Provision for loan losses                              1,852          1,112           -             2,964
                                                      ----------     ----------     ----------     ----------
Net interest income after provision                       44,317         17,685         (2,872)        59,130

Other operating income:
    Income from fiduciary activities                       2,182            763           -             2,945
    Service charges on deposit accounts                    5,369          2,274           -             7,643
    Data processing                                        5,603           -              -             5,603
    Other service charges, commissions, and fees           2,025            558           -             2,583
    Net investment securities gains                            2            266           -               268
    Other income                                             900          1,325           -             2,225
                                                      ----------     ----------     ----------     ----------
           Total other operating income                   16,081          5,186           -            21,267

Other operating expense:
    Salaries and employee benefits                        18,921          4,006           -            22,927
    Occupancy expense/furniture and equipment              7,342          1,420            284          9,046
    Other real estate expense, net                          (162)          -              -              (162)
    FDIC insurance                                             4              4           -                 8
    Allocated expenses from FIBNA affiliates                -             5,272           -             5,272
    Other expenses                                         9,160          2,211          1,558         12,929
                                                      ----------     ----------     ----------     ----------
           Total other operating expenses                 35,265         12,913          1,842         50,020
                                                      ----------     ----------     ----------     ----------
Income before income taxes                                25,133          9,958         (4,714)        30,377

Income tax expenses                                        9,651          3,952         (1,791)        11,812
                                                      ----------     ----------     ----------     ----------
           Net income                                     15,482          6,006         (2,923)        18,565
Less preferred stock dividend                               -              -             1,280          1,280
                                                      ----------     ----------     ----------     ----------
           Net income available for common shares   $     15,482          6,006         (4,203)        17,285
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------
Net income per common share                         $       7.86           3.05          (2.14)          8.77
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------
Weighted average common shares outstanding of FIBM     1,970,445      1,970,445      1,970,445      1,970,445
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------



See accompanying notes to unaudited pro forma combined financial information


                        UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                        FIBM AND FIBNA
                     (Dollars in thousands, except share and per share data)


                                                                    Year Ended December 31, 1995
                                                       -------------------------------------------------------
                                                                                     Pro forma      Pro forma
                                                          FIBM          FIBNA       Adjustments      Combined
                                                          ----          -----       -----------      --------
Interest income:
    Interest and fees on loans                       $    83,577         32,350           -           115,927
    Interest on investment securities:
         Taxable                                          12,147          4,885           -            17,032
         Exempt from Federal taxes                           783              6           -               789
    Interest on deposit with banks                            68           -              -                68
    Interest on Federal funds sold                         2,395          1,933           -             4,328
                                                      ----------     ----------     ----------     ----------
              Total interest income                       98,970         39,174           -           138,144

Interest expense:
    Interest on deposits                                  35,898         10,365           -            46,263
    Interest on Federal funds purchased                    1,008          3,213           -             4,221
    Interest on repurchase agreements                      3,560           -              -             3,560
    Interest on other borrowed funds                         298             41           -               339
    Interest on long-term debt                             1,182           -             4,063          5,245
                                                      ----------     ----------     ----------     ----------
              Total interest expense                      41,946         13,619          4,063         59,628
                                                      ----------     ----------     ----------     ----------
    Net interest income                                   57,024         25,555         (4,063)        78,516

    Provision for loan losses                              1,629           -              -             1,629
                                                      ----------     ----------     ----------     ----------
              Net interest income after provision         55,395         25,555         (4,063)        76,887

Other operating income:
    Income from fiduciary activities                       2,619          1,036           -             3,655
    Service charges on deposit accounts                    6,532          3,259           -             9,791
    Data processing                                        6,196           -              -             6,196
    Other service charges, commissions, and fees           2,535          1,097           -             3,632
    Net investment securities gains (losses)                  (6)            15           -                 9
    Other income                                             888          1,726           -             2,614
                                                      ----------     ----------     ----------     ----------
              Total other operating income                18,764          7,133           -            25,897

Other operating expense:
    Salaries and employee benefits                        23,694          5,620           -            29,314
    Occupancy expense/furniture and equipment              9,160          1,285            378         10,823
    Other real estate expense, net                          (586)            14           -              (572)
    FDIC insurance                                         1,127            604           -             1,731
    Allocated expenses from affiliates                      -             7,976           -             7,976
    Other expenses                                        12,583          2,046          2,077         16,706
                                                      ----------     ----------     ----------     ----------
              Total other operating expenses              45,978         17,545          2,455         65,978
                                                      ----------     ----------     ----------     ----------
Income before income taxes                                28,181         15,143         (6,518)        36,806

Income tax expenses                                       10,844          5,644         (2,477)        14,011
                                                      ----------     ----------     ----------     ----------
              Net income                                  17,337          9,499         (4,041)        22,795

Less preferred dividend                                     -              -             1,706          1,706
                                                      ----------     ----------     ----------     ----------
              Net income available for common
               shares                                $    17,337          9,499         (5,747)        21,089
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------
Net income per common share                          $      8.84           4.84          (2.93)         10.75
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------
Weighted average common shares outstanding of FIBM     1,960,911      1,960,911      1,960,911      1,960,911
                                                      ----------     ----------     ----------     ----------
                                                      ----------     ----------     ----------     ----------



See accompanying notes to unaudited pro forma combined financial information

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)


NOTE A:  BASIS OF PRESENTATION

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of FIBM and the historical combined balance sheet of FIBNA as if the Purchase had become effective on September 30, 1996. The unaudited pro forma combined statements of income combines the historical consolidated statements of income of FIBM and the historical combined statements of income of FIBNA as if the Purchase had become effective on January 1, 1995.

The Purchase will be accounted for using the purchase method of accounting. Under this method of accounting, assets and liabilities of FIBNA are adjusted to their estimated fair value and combined with the historical recorded book values of the assets and liabilities of FIBM. Although the Purchase will be accomplished through the purchase of stock of the respective banks, the transaction will be treated as a purchase of assets and assumption of liabilities for income tax purposes. As such, deferred taxes are not recorded on most of these fair value adjustments. The actual revaluation of FIBNA's net assets acquired is subject to the completion of studies and evaluations currently being undertaken by management and will be based on the estimated fair value of the net assets acquired on the actual closing date of October 1, 1996.

Any transactions conducted in the ordinary course of business between FIBM and FIBNA are immaterial and, accordingly, have not been eliminated.

Following the Purchase, and subject to regulatory approvals, FIBM intends to merge the Montana bank operation of FIBNA into FIBM's existing bank subsidiary, First Interstate Bank of Commerce - Montana, and merge the Wyoming bank operations of FIBNA into FIBM's existing bank subsidiary, First Interstate Bank of Commerce - Wyoming. The impact of any such mergers is not expected to be material. FIBM also expects to achieve certain operating cost savings as a result of the mergers, however, no pro forma adjustment has been included in the unaudited pro forma combined financial information for the anticipated operating cost savings.

NOTE B:  PURCHASE PRICE

The purchase price to be paid to Wells Fargo is $72,000, subject to adjustment up or down, to the extent the historical net book value of FIBNA at closing, excluding net income tax assets and liabilities and Wells Fargo's "push down" purchase accounting adjustments, are greater or less than $35,832. Such purchase price adjustment is to be computed and settled between the parties in the fourth quarter of 1996 and is not expected to be significant. The "push down" purchase accounting adjustments resulted from Wells Fargo's acquisition of First Interstate Bancorp ("FIB") effective April 1, 1996. At that date, FIBNA was a wholly-owned subsidiary of FIB. The purchase price paid by Wells Fargo to FIB in excess of the FIBNA historical book value was allocated to and recorded by FIBNA as goodwill.

Total acquisition consideration is calculated as follows:

    Cash purchase price                          $ 72,000
    Estimated purchase price adjustment               141
    Estimated direct acquisition costs                159
                                                 --------
         Total Purchase consideration              72,300

Estimated debt issuance costs                         330
    Estimated preferred stock issuance costs          500
                                                 --------

         Total acquisition funding requirement   $ 73,130
                                                 --------
                                                 --------

(DOLLARS IN THOUSANDS)


The purchase price adjustment is estimated as follows:

FIBNA's net assets at September 30, 1996                        $   72,835
Increase (decrease) for:
    Wells Fargo "push down" adjustments - goodwill                 (34,754)
    Net deferred tax asset                                          (2,190)
    Income taxes payable                                                82
                                                                  --------
         FIBNA net assets acquired                                  35,973
    Specified FIBNA net assets per Purchase agreement               35,832
                                                                  --------
    Estimated additional purchase price                         $      141
                                                                  --------
                                                                  --------

The acquisition funding requirement will be funded as follows:

    Preferred stock                                             $   20,000
    Subordinated debentures                                         20,000
    Senior term debt                                                31,000
    Working capital                                                  2,130
                                                                  --------
         Total acquisition consideration paid in cash           $   73,130
                                                                  --------
                                                                  --------




NOTE C:  ALLOCATION OF PURCHASE PRICE

Certain matters are still pending that will have an effect on the ultimate allocation of the Purchase price, and accordingly, the portion of the purchase price allocated to fair value adjustments, identifiable intangibles and goodwill is subject to change. Subject to the foregoing, the Purchase price has been allocated as follows:




FIBNA's net assets acquired                                                     $  35,973
Increase (decrease) to FIBNA's net assets acquired as a result of estimated fair value adjustments:
         Premises and equipment                                  $   9,453
         Mortgage servicing rights                                     750
         Accrued expenses                                             (100)
         Core deposit intangible                                     8,092
                                                                  --------
                                                                    18,195
         Applicable income tax effects(1)                               38
                                                                  --------

    Net fair value adjustments                                                     18,233
                                                                                 --------
    Estimated fair value of identifiable tangible and intangible
      net assets                                                                   54,206
    Unidentifiable intangible assets (goodwill)                                    18,094
                                                                                 --------
         Total Purchase consideration                                          $   72,300
                                                                                 --------


NOTE D:  PRO FORMA ACQUISITION ENTRIES

For the unaudited pro forma statements of income, the pro forma adjustments are based on the allocation of Purchase price of the net assets acquired based on the fair value estimates described above as if the Purchase occurred as of the dates set forth above.

--------------
(1)    Deferred tax asset on increase in accrued expenses.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (CONCLUDED) (DOLLARS IN THOUSANDS)


The increase in the carrying value of premises and equipment is being depreciated over the remaining economic life of the related assets, currently estimated at 25 years.

The core deposit intangible and mortgage servicing rights will be amortized on an accelerated basis over their respective economic lives, currently estimated not to exceed ten years. Goodwill resulting from the Purchase is expected to be amortized over 25 years.

Interest or dividend rates on obligations incurred to fund the acquisition consideration paid in cash are assumed to be as follows for all periods:

    Preferred stock               8.53%
    Subordinated debentures       7.50%
    Senior term debt              8.25%

Preferred stock and subordinated debenture principal amounts are assumed to be outstanding for all periods indicated. Principal payments on senior term debt of $2,000 are assumed to commence on September 30, 1995 and continue to be payable every six months thereafter.

The incremental effect on pro forma combined net income of these purchase accounting adjustments for the 12-month periods beginning after October 1, 1996 is estimated to be an after-tax increase in pro forma combined expense as follows:

         Subsequent 12 month
      period ending September 30,
      ---------------------------
              1997                     $    3,686
              1998                          3,282
              1999                          3,049
              2000                          2,838
              2001                          2,634
                                         ---------
                                         ---------

Applicable income tax effects have been recorded using an estimated marginal tax rate of 38%.

NOTE E:  PRO FORMA INCOME PER COMMON SHARE

Pro forma weighted average shares outstanding is based on the historical weighted average number of common shares outstanding for FIBM. There were no additional FIBM common shares issued as a result of the Purchase.

Preferred dividends are estimated to be $1,706 for the year ended December 31, 1995 and $1,280 for the nine-month period ended September 30, 1996.

             FIRST INTERSTATE BANK OF MONTANA, N.A. AND FIRST INTERSTATE BANK OF
                                                                   WYOMING, N.A.

                                                    INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


                                    [LOGO]



The Board of Directors
First Interstate BancSystem of Montana, Inc.:

We have audited the accompanying combined balance sheets of First Interstate Bank of Montana, N.A. and First Interstate Bank of Wyoming, N.A. (the "Combined Banks") as of December 31, 1995 and 1994, and the related combined statements of income, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the Combined Banks' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of First Interstate Bank of Montana, N.A. and First Interstate Bank of Wyoming, N.A. at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 1, the Combined Banks changed their method of accounting for impairment of loans to adopt the provisions of the Financial Accounting Standards Board's ("FASB") Statement on Financial Accounting Standards ("SFAS") No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES, on January 1, 1995. As discussed in notes 1 and 9, the Combined Banks also changed their method of accounting for investment securities to adopt the provisions of SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, at January 1, 1994 and a change in their method of accounting for postretirement benefits other than pensions to adopt the provisions of SFAS No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS at January 1, 1993.







Billings, Montana
October 18, 1996


                                               FIRST INTERSTATE BANK OF MONTANA, N.A. AND FIRST INTERSTATE BANK OF
                                                                                                     WYOMING, N.A.

COMBINED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


December 31,                                                                        1995           1994
------------------------------------------------------------------------------------------------------------------
ASSETS
    Cash and cash items                                                        $   26,336         40,995
    Due from banks:
         Affiliates                                                                38,811         21,932
         Non-affiliates                                                             3,574             94
    Federal funds sold to Affiliates                                               17,090          4,035
    Investment securities:
         Available-for-sale                                                       110,307          1,100
         Held-to-maturity                                                           -            125,970
------------------------------------------------------------------------------------------------------------------

    Total investment securities                                                   110,307        127,070
------------------------------------------------------------------------------------------------------------------

    Loans, net                                                                    387,831        362,346
    Less allowance for loan losses                                                 10,692         10,547
------------------------------------------------------------------------------------------------------------------

    Net loans                                                                     377,139        351,799
------------------------------------------------------------------------------------------------------------------

    Premises and equipment, net                                                    10,761          9,859
    Accrued interest receivable                                                     4,429          4,168
    Deferred tax asset                                                              2,732          3,643
    Other assets                                                                    3,023          1,410
------------------------------------------------------------------------------------------------------------------

                                                                               $  594,202        565,005
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
    Deposits:
         Noninterest bearing                                                   $  112,207        108,888
         Interest bearing                                                         345,637        355,000
------------------------------------------------------------------------------------------------------------------

    Total deposits                                                                457,844        463,888
------------------------------------------------------------------------------------------------------------------

    Federal funds purchased from Affiliates                                        91,958         60,502
    Accounts payable and accrued expenses                                           2,869          3,806
------------------------------------------------------------------------------------------------------------------

    Total liabilities                                                             552,671        528,196
------------------------------------------------------------------------------------------------------------------

    Commitments and contingencies

    Stockholder's equity:
         Common stock:
              Montana - $10 par value; authorized 664,608 shares; issued and
                   outstanding 664,608 shares in 1995 and 1994                      6,646          6,646
              Wyoming - $100 par value; authorized 11,751 shares; issued and
                   outstanding 11,751 shares in 1995 and 1994                       1,175          1,175
         Capital surplus                                                           25,002         25,002
         Retained earnings                                                          8,039          3,919
         Unrealized holding gain on investment securities
              available-for-sale, net                                                 669             67
------------------------------------------------------------------------------------------------------------------

    Total stockholder's equity                                                     41,531         36,809
------------------------------------------------------------------------------------------------------------------

                                                                               $  594,202        565,005

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------



SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.


                                                            FIRST INTERSTATE BANK OF MONTANA, N.A. AND FIRST INTERSTATE BANK OF
                                                                                                                  WYOMING, N.A.

                                                                                                 COMBINED STATEMENTS OF INCOME
------------------------------------------------------------------------------------------------------------------------------
                                                                       (Dollars in thousands, except share and per share data)

Year Ended December 31,                                                             1995           1994           1993
------------------------------------------------------------------------------------------------------------------------------
Interest income:
    Interest and fees on loans                                                  $  32,350         26,099         23,320
    Interest and dividends on investment securities:
         Taxable                                                                    4,885          8,887         11,999
         Exempt from Federal taxes                                                      6              9             14
    Interest on Federal funds sold to Affiliates                                    1,933            334            421
------------------------------------------------------------------------------------------------------------------------------

              Total interest income                                                39,174         35,329         35,754
------------------------------------------------------------------------------------------------------------------------------

Interest expense:
    Interest on deposits                                                           10,365         10,058         11,660
    Interest on Federal funds purchased from Affiliates                             3,213          1,289            228
    Interest on other borrowed funds                                                   41             24              1
------------------------------------------------------------------------------------------------------------------------------

              Total interest expense                                               13,619         11,371         11,889
------------------------------------------------------------------------------------------------------------------------------

              Net interest income                                                  25,555         23,958         23,865

Provision for loan losses                                                            -              -               130
------------------------------------------------------------------------------------------------------------------------------

              Net interest income after provision for loan losses                  25,555         23,958         23,735

Other operating income:
    Income from fiduciary activities                                                1,036          1,151          1,225
    Service charges on deposit accounts                                             3,259          3,308          3,393
    Other service charges, commissions, and fees                                    1,097          1,210          1,003
    Investment securities gains, net                                                   15           -               -
    Other income                                                                    1,726          1,609          1,757
------------------------------------------------------------------------------------------------------------------------------

              Total other operating income                                          7,133          7,278          7,378
------------------------------------------------------------------------------------------------------------------------------

Other operating expenses:
    Salaries and benefits                                                           5,620          6,875          6,935
    Occupancy expense, net                                                          1,285          1,869          2,030
    Other real estate expense, net                                                     14              4            -
    FDIC assessments                                                                  604          1,173          1,292
    Allocated expenses from Affiliates                                              7,976          5,378          5,026
    Other expenses                                                                  2,046          3,307          2,941
------------------------------------------------------------------------------------------------------------------------------

              Total other operating expenses                                       17,545         18,606         18,224
------------------------------------------------------------------------------------------------------------------------------

Income before income taxes and cumulative
    effect of accounting changes                                                   15,143         12,630         12,889

Income taxes                                                                        5,644          4,441          5,022
------------------------------------------------------------------------------------------------------------------------------

Income before cumulative effect of accounting changes                               9,499          8,189          7,867
Cumulative effect of accounting changes - post-retirement
    benefits other than pensions                                                     -              -           (1,074)
------------------------------------------------------------------------------------------------------------------------------

              Net income                                                        $   9,499          8,189          6,793
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.


                                                              FIRST INTERSTATE BANK OF MONTANA, N.A. AND FIRST INTERSTATE BANK OF
                                                                                                                    WYOMING, N.A.


COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share and per share data)


                                                Montana       Wyoming                                   Unrealized     Total
                                                Common        Common        Capital       Retained       holding    stockholder's
                                                 stock         stock        surplus       earnings      gains, net     equity

----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1992                  $  6,646         1,175        25,002        32,824           -          65,647

Cash dividends declared:
    Montana ($25.13 per share)                    -             -             -         (16,703)           -        (16,703)

Net income                                        -             -             -            6,793           -           6,793
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1993                     6,646         1,175        25,002        22,914           -          55,737

Effect of change in accounting for investment
    securities January 1, 1994                     -            -             -               -             67            67

Cash dividends declared:
    Montana ($4.01 per share)                     -             -             -          (2,666)           -         (2,666)
    Wyoming ($2,086.46 per share)                 -             -             -         (24,518)           -        (24,518)

Net income                                        -             -             -            8,189           -           8,189
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1994                     6,646         1,175        25,002         3,919            67        36,809

Cash dividends declared:
    Montana ($5.15 per share)                     -             -             -          (3,424)           -         (3,424)
    Wyoming ($166.37 per share)                   -             -             -          (1,955)           -         (1,955)

Increase in unrealized holding gain on available-
    for-sale investment securities, net           -             -             -             -              602           602

Net income                                        -             -             -            9,499           -           9,499
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1995                  $  6,646         1,175        25,002         8,039           669        41,531
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                      FIRST INTERSTATE BANK OF MONTANA, N.A. AND FIRST INTERSTATE BANK OF
                                                                                                            WYOMING, N.A.

                                                                                        COMBINED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Dollars in thousands)

Year Ended December 31,                                                         1995          1994           1993
-------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Net income                                                             $   9,499          8,189           6,793
    Adjustments to reconcile net income to net cash provided by operating activities:
              Provision for loan losses                                         -              -                130
              Depreciation and amortization                                      847            835             822
              Net premium amortization on investment securities                  459          1,440           2,816
              Gain on sale of investments                                       (15)           -                -
              Gain on sales of premises and equipment                           (59)            (9)             -
              Provision for deferred income taxes                                566          (294)             574
              (Increase) decrease in accrued interest receivable               (261)            761           (292)
              (Increase) decrease in other assets                            (1,613)          2,180           2,824
              (Decrease) increase in accounts payable and accrued expenses     (937)        (3,071)           2,427
-------------------------------------------------------------------------------------------------------------------------

              Net cash provided by operating activities                        8,486         10,031          16,094
-------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Purchases of held-to-maturity investment securities                     (60,302)       (30,355)        (70,515)
    Proceeds from maturities and paydowns of held-to-maturity
         investment securities                                                77,172        111,876          64,772
    Sales of available-for-sale investment securities                            396        -   -
    Extensions of credit to customers, net of repayments                    (29,308)       (72,208)        (15,137)
    Recoveries on loans charged-off                                            3,968          2,300           2,811
    Capital expenditures, net                                                (1,690)          (853)           (791)
-------------------------------------------------------------------------------------------------------------------------

              Net cash provided by (used in) investing activities            (9,764)         10,760        (18,860)
-------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Net decrease in deposits                                                 (6,044)       (39,899)        (16,799)
    Net increase in federal funds purchased                                   31,456         42,239          14,949
    (Repayments) advances of other borrowed funds, net                          -             (734)             683
    Dividends paid on common stock                                           (5,379)       (27,184)        (16,703)
-------------------------------------------------------------------------------------------------------------------------

              Net cash provided by (used in) financing activities             20,033       (25,578)        (17,870)
-------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                          18,755        (4,787)        (20,636)

Cash and cash equivalents at beginning of year                                67,056         71,843          92,479
-------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year                                   $  85,811         67,056          71,843
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Cash paid for:
    Interest                                                               $  13,741         11,191          12,034
    Income taxes paid, net                                                     4,627          5,069           2,666
                                                                            --------       --------        --------
                                                                            --------       --------        --------



SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    First Interstate Bank of Montana, N.A. and First Interstate Bank of Wyoming, N.A. (collectively, the "Banks") provide a full range of banking services to individual and corporate customers through bank branch offices located in the states of Montana and Wyoming. The Banks are subject to competition from other financial institutions and financial service providers. The Banks are subject to the regulations of certain Federal and state agencies and undergo periodic examinations by those regulatory authorities. The following is a summary of significant accounting policies utilized by the Banks:

    PRINCIPLES OF COMBINATION. The combined financial statements include the accounts of First Interstate Bank of Montana, N.A. (Montana) and First Interstate Bank of Wyoming, N.A. (Wyoming). All material intercompany transactions have been eliminated in the combination. Through March 31, 1996, the Banks were wholly-owned subsidiaries of First Interstate Bancorp ("FIB"). Effective April 1, 1996, Wells Fargo & Company (Wells Fargo) merged with FIB. Effective October 1, 1996, the Banks were sold to First Interstate BancSystem of Montana, Inc., (FIBM) who is unrelated to FIB except that it operated its own bank subsidiaries pursuant to a master franchise agreement with FIB.

    FIB and its other subsidiaries are herein referred to as Affiliates. The Affiliates provide certain administrative, financial, data processing and other services to the Banks. Charges for these services are allocated to the Banks on a pro rata basis with the other Affiliates. The Banks also purchase and sell federal funds, loans and loan participations from and to Affiliates. Although transactions with these Affiliates cannot be presumed to be at arm's length, it is the intention of the Affiliates that these transactions be conducted at terms comparable to those from unaffiliated third parties.

    BASIS OF PRESENTATION. The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

    Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and real estate owned, management obtains independent appraisals for significant properties. Management believes the allowances for losses on loans and real estate owned are adequate. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowances may be necessary based on changes in economic conditions or regulatory requirements.

    CASH AND CASH EQUIVALENTS. For purposes of reporting cash flows, cash and cash equivalents include cash, cash items, due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

    At December 31, 1995 the Banks were required to have aggregate reserves in the form of cash on hand and deposits with the Federal Reserve Bank of approximately $12,267.

    INVESTMENT SECURITIES. Investment securities are classified based on their purpose and holding period, taking into account the financial position, liquidity and future plans of the Banks.

    Effective January 1, 1994, with the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), securities are classified as held-to-maturity, available-for-sale or trading. Investment securities the Banks have the ability and intent to hold to maturity are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method, and are classified as held-to-maturity. Investment securities that may be sold prior to maturity for asset/liability purposes or in response to market or other changes are classified as available-for-sale and carried at fair value. Fair values are estimated based on available market quotations with unrealized gains and losses included as a separate component of stockholder's equity, net of related income taxes. Dividends and interest income, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses, which are calculated using the specific identification method, are included in non-interest income. The impact from adoption was not material.

    In October 1995, the Financial Accounting Standards Board (FASB) approved a proposal to allow organizations a one-time opportunity to reconsider their ability and intent to hold securities to maturity and transfer securities from their held-to-maturity portfolios without requiring the remaining portfolio to be reported at fair value. Transfers were permitted at a single date between November 15, 1995 and December 31, 1995. During 1995 there were no sales or transfers of held-to-maturity securities, other than those permitted under this one-time reclassification opportunity. For additional information regarding the one-time transfer of held-to-maturity securities, refer to Note 3 - Investment Securities.

    LOANS. Loans are carried at the principal amount net of unearned discounts and deferred origination fees and costs. Interest income on loans not discounted is computed on the loan balance outstanding. Interest income on discounted loans is generally recognized based upon methods that approximate the interest method. Net loan origination fees are amortized over the contractual lives of the loans as an adjustment of the yield using the interest method or the straight-line method, if not materially different. Loans identified as held-for-sale are classified separately and are carried at the lower of cost or market.

    Loans are generally placed on nonaccrual status when full collectibility of principal or interest is in doubt or when they become 90 days past due and are not fully secured or in the process of collection, whichever occurs earlier. Previously accrued but unpaid interest is reversed and charged against interest income and future accruals are discontinued. If there is doubt as to the ultimate collectibility of principal or interest, all cash received is applied as a reduction of the loan principal.

    In January 1995, the Banks adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," amended in October 1994 by Statement of Financial Accounting Standards No 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," hereinafter collectively referred to as SFAS 114. Under SFAS 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan. SFAS 114 applies to all loans except large groups of smaller-balance homogeneous loans, which are collectively evaluated, loans measured at fair value or at the lower of cost or fair value, leases and debt securities. SFAS 114 does not address the overall adequacy of the allowance for credit losses. When a loan is identified as "impaired," accrual of interest ceases and any amounts that are recorded as receivable are reversed from interest income.

    Impaired loans of the Banks include only commercial (including financial and agricultural), real estate construction and commercial real estate mortgage loans classified as nonperforming loans. The Banks measure their impaired loans by using the fair value of the collateral if the loan is collateral-dependent and the present value of the expected future cash flows, discounted at the loan's effective interest rate, if the loan is not collateral-dependent. The difference between the recorded value of the impaired loan and the fair value of the loan is defined as the impairment allowance. Impairment allowances are considered by the Banks in determining the overall adequacy of the allowance for credit losses. The adoption of SFAS 114 resulted in no material change in the unallocated portion of the allowance for credit losses.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses has been established to absorb losses inherent in the loan portfolio. The allowance for loan losses is available to absorb losses related to the loan and lease portfolio as well as other credit extensions. Additions to the allowance for loan losses are made by provisions which are charged to earnings and reduced by charge-offs, net of recoveries.

    The adequacy of the allowance for loan losses is evaluated regularly by management with consideration given to the probability of loss based upon industry and historical trends as well as economic conditions. Estimates of potential loss are consistent with accounting and regulatory guidelines.

    PREMISES AND EQUIPMENT. Buildings, furniture and equipment are stated at cost less accumulated depreciation. Depreciation is provided over estimated useful lives of 5 to 35 years for buildings and improvements, and 5 to 10 years for furniture and equipment using straight-line methods. Leasehold improvements are amortized using straight-line methods over the lesser of the estimated useful lives of the improvements or the terms of the related leases. Combined depreciation expense was $847 in 1995, $835 in 1994 and $822 in 1993. Maintenance and repairs are charged to expense as incurred.

    OTHER REAL ESTATE OWNED. Other real estate owned (ORE), which is included in other assets, is comprised of real estate acquired in satisfaction of loans. Property acquired by foreclosure or deed in lieu of foreclosure is transferred to ORE and is recorded at the lower of the loan balance on the property at the date of transfer or the fair value of the property received, less estimated cost to sell. Valuation losses at the date of transfer are charged to the allowance for loan losses. Subsequent gains (to the extent allowable) and losses that result from the ongoing periodic valuation of these properties are included in ORE expense in the period in which they are identified.

    FEDERAL FUNDS PURCHASED. The Banks have Federal funds lines of credit and cash management advance programs with Affiliates amounting to $235,000 and $85,000 for Montana and Wyoming, respectively, subject to the availability of funds.

    INCOME FROM FIDUCIARY ACTIVITIES. Consistent with industry practice, income for trust services is recognized on the basis of cash received. However, use of this method in lieu of accrual basis accounting does not materially affect reported earnings.

    INCOME TAXES. The Banks and their parent company, FIB, have elected to be included in a consolidated Federal income tax return. For state income tax purposes, for Montana a separate return is filed and for Wyoming there is no state income tax. Federal income taxes attributable to the subsidiaries, computed on a separate return basis, are paid to or received from FIB. State income taxes are paid directly to the State of Montana.

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    EARNINGS PER SHARE. Due to the common ownership of the Banks, and the difference in shares outstanding at each bank, earnings per common share is not considered meaningful.

(2) REGULATORY MATTERS

    The Federal Reserve Board (FRB) and the Federal Deposit Insurance Corporation (FDIC) have issued risk-based capital guidelines to more accurately consider the credit risk inherent in the assets and off-balance-sheet activities of a bank or bank holding company and their assessment of capital adequacy.

    Under the guidelines, total capital has been redefined as core capital and supplementary capital. Core capital consists primarily of stockholder's equity, while supplementary capital consists primarily of the allowance for loan losses (not to exceed 1.25% of risk weighted assets). Under the guidelines, all goodwill is to be excluded from the components of core capital. The definition of assets has also been modified to include items on and off the balance sheet, with each item being assigned a predefined credit "risk-weight".

    At December 31, 1995, Montana's risk-based capital (core plus supplementary) and core capital ratios, calculated in accordance with the guidelines, were 10.82% and 9.57%, respectively, and Wyoming's risk-based and core capital ratios, calculated in accordance with the guidelines, were 13.88% and 12.59%, respectively.

    In addition to the risk-based guidelines discussed above, the FRB and FDIC also established a leverage ratio defined as core capital as a percentage of average tangible assets. Montana's and Wyoming's leverage ratios at December 31, 1995 were 7.15% and 7.01%, respectively.

    The Federal Deposit Insurance Corporation Improvement Act ("FDICIA"), which was enacted on December 19, 1992, substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

    Among other things, FDICIA requires the federal banking agencies to implement differing levels of oversight depending on the institution's capital category, as defined in the regulations. A depository institution's capital category will depend upon where its capital ratios are in relation to various relevant capital measures, which include the risk-based capital and leverage ratios. The capital categories represent minimum standards that will generally be applied to all institutions. However, the regulatory agencies may impose higher minimum standards on individual institutions or may downgrade an institution at the applicable agency's discretion. FDICIA generally restricts a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized (less than 8% total risk-based capital or 4% core capital and leverage). At December 31, 1995, the Banks' capital ratios exceed the highest capital category, which requires total risk-based capital of at least 10%, core capital of at least 6% and a leverage ratio of at least 5%.

(3) INVESTMENT SECURITIES

    In November 1995, the Financial Accounting Standards Board staff issued a Special Report, "A Guide to Implementation of SFAS 115 on Accounting for Certain Investments in Debt and Equity Securities," which provided a one-time opportunity for reassessment of intent with regard to the classification of securities. The Banks reclassified all held-to-maturity securities to available-for-sale on December 27, 1995. At the date of transfer, the amortized cost of those securities was $108,259 and the net unrealized gain on those securities was $948, which is included in stockholder's equity.

    The amortized cost and approximate market values of investment securities are summarized as follows:



     AVAILABLE-FOR-SALE                                         Gross         Gross         Estimated
                                              Amortized       unrealized    unrealized        market
     December 31, 1994                          cost            gains         losses          value
     ----------------------------------------------------------------------------------------------------
     U.S. Treasury securities                $   90,554            814            -           91,368
     Obligations of U.S. Government agencies     13,140            196           (23)         13,313
     States, county and municipal securities         70              6            -               76
     Corporate securities                         3,504             14            -            3,518
     Other mortgage-backed securities             1,002              5            -            1,007
     Other securities                               987             38            -            1,025
     ----------------------------------------------------------------------------------------------------

         Total                               $  109,257          1,073           (23)        110,307
     ----------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------


     AVAILABLE-FOR-SALE                                         Gross         Gross         Estimated
                                              Amortized       unrealized    unrealized        market
     December 31, 1994                          cost            gains         losses          value
     ----------------------------------------------------------------------------------------------------
     Other securities                               998            102           -             1,100
     ----------------------------------------------------------------------------------------------------
         Total                               $      998            102           -             1,100
     ----------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------


     HELD-TO-MATURITY                                           Gross          Gross        Estimated
                                              Amortized       unrealized     unrealized      market
     December 31, 1994                          cost            gains         losses          value
     ----------------------------------------------------------------------------------------------------
     U.S. Treasury securities               $   91,702             62        (1,532)         90,232
     Obligations of U.S. Government agencies    26,414            122          (535)         26,001
     States, county and municipal                   89              8          -  97
     Other mortgage-backed securities            1,593             10            (6)          1,597
     Other securities                            6,172            -            (159)          6,013
     ----------------------------------------------------------------------------------------------------

         Total                              $  125,970            202        (2,232)        123,940
     ----------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------

Gross gains of $15 and no gross losses were realized on the sale of available-for-sale securities in 1995.
There were no gains or losses realized on the sale of securities in 1994 and 1993.


    Maturities of investment securities by contractual maturity at December 31, 1995 are shown below. Maturities of securities do not reflect rate repricing opportunities present in many adjustable rate mortgage-backed and corporate securities, nor do they reflect expected shorter maturities based upon early prepayments of principal. At December 31, 1995 and 1994, $10,561 and $13,360, respectively, of floating rate securities are included in investment securities.

     December 31,1995                                  Available-for-Sale
     ---------------------------------------------------------------------------
                                                      Amortized      Estimated
                                                        cost       market value
     ---------------------------------------------------------------------------

     Within one year                               $   30,289         30,400
     After one but within five years                   64,679         65,419
     After five years but within ten years              1,682          1,772
     After ten years                                   10,685         10,774
     ---------------------------------------------------------------------------

         Total                                        107,335        108,365
     ---------------------------------------------------------------------------

     Collateralized mortgage obligations and other      1,922          1,942
     ---------------------------------------------------------------------------

    Total                                          $  109,257        110,307
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

    There are no significant concentrations of investments at December 31, 1995 (greater than 10 percent of stockholder's equity) in any individual security issuer, except for U.S. Government or Government agency-backed securities.

    Investment securities with a carrying amount of $90,073 and $58,981 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. The approximate market value of securities pledged at December 31, 1995 and 1994 was $90,736 and $58,351, respectively.

(4) LOANS AND RELATED COMMITMENTS

    Major categories and balances of loans are as follows:

     December 31,                                     1995           1994
     ---------------------------------------------------------------------------

     Installment:
         Automobile                              $  137,669        119,949
         Home equity                                 31,498         31,400
         Other                                       36,916         39,658
     Commercial, financial, agricultural             73,030         66,972
     Real estate mortgage                            99,764         99,356
     Real estate construction                         1,461          2,859
     Lease receivables                                7,493          2,152
     ---------------------------------------------------------------------------

     Total loans                                 $  387,831        362,346
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------


    At December 31, 1995, the Banks had no concentrations of loans which exceeded 10% of total loans other than the categories disclosed above.


    Impaired loans, consisting of nonaccrual commercial, real estate construction and commercial real estate loans, amounted to $1,547 and $1,690 at December 31, 1995 and 1994, respectively. If interest on these impaired loans had been accrued, such income would have approximated $150 and $165, respectively. Loans contractually past due ninety days or more aggregating $687 on December 31, 1995 and $123 on December 31, 1994 were on accrual status. Such loans are deemed adequately secured and in the process of collection.

    The impairment allowance for nonaccrual commercial, real estate construction and commercial real estate loans is included in the Banks' allowance for loan losses.

    Most of the Banks' business activity is with customers within the state of Montana and Wyoming. Loans where the customers or related collateral are out of the Banks' trade area are not significant and management's anticipated credit losses arising from these transactions compare favorably with the Banks' credit loss experience on their loan portfolio as a whole.

    Certain executive officers and directors of the Banks and certain corporations and individuals related to such persons, incurred indebtedness in the form of loans, as customers, of approximately $791 at December 31, 1995 and $591 at December 31, 1994. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable risk of collectibility.

(5) ALLOWANCE FOR LOAN LOSSES



    A summary of changes in the allowance for loan losses follows:

    Year ended December 31,                                          1995      1994      1993
     -----------------------------------------------------------------------------------------------
    Balance at beginning of year                                 $  10,547    10,465    10,760

    Less loans charged-off                                          (3,823)   (2,218)   (3,236)
    Add back recoveries on loans previously charged-off              3,968     2,300     2,811
     -----------------------------------------------------------------------------------------------

    Net recoveries (charge-offs)                                       145        82      (425)

    Provision charged to operating expense                            -         -          130
     -----------------------------------------------------------------------------------------------

    Balance at end of year                                       $  10,692    10,547    10,465
     -----------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------


 (6)     PREMISES AND EQUIPMENT

    Premises and equipment and related accumulated depreciation are as follows:

    December 31,                                                              1995      1994
     -----------------------------------------------------------------------------------------------

    Land                                                                   $   3,476     3,300
    Buildings and improvements                                                13,629    14,443
    Furniture and equipment                                                   10,782     8,479
     -----------------------------------------------------------------------------------------------
                                                                              27,887    26,222
    Less accumulated depreciation                                             17,126    16,363


    Premises and equipment, net                                            $  10,761     9,859
     -----------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------


 (7)     DEPOSITS

    Deposits are summarized as follows:

    December 31,                                                              1995      1994
     -----------------------------------------------------------------------------------------------

    Noninterest bearing demand                                             $ 112,207   108,888

    Interest bearing:
         Demand                                                              126,571   128,953
         Savings                                                             113,160   123,438
         Time, $100 and over                                                  17,244    12,559
    Time, other                                                               88,662    90,050
     -----------------------------------------------------------------------------------------------

    Total interest bearing                                                   345,637   355,000
     -----------------------------------------------------------------------------------------------

                                                                           $ 457,844   463,888
     -----------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------




    Maturities of time deposits of $100 or more are as follows:

    December 31, 1995
     -----------------------------------------------------------------------------------------------
    Three months or less                                                    $  4,015
    Three through six months                                                   2,749
    Six months through twelve months                                           9,283
    Over twelve months                                                         1,197
     -----------------------------------------------------------------------------------------------

                                                                           $  17,244
     -----------------------------------------------------------------------------------------------


    Interest expense on time deposits of $100 or more was $693, $520 and $698 for the years ended December 31, 1995, 1994 and 1993, respectively.

(8) INCOME TAXES

    Income tax expense (benefit) consists of the following:

    Year ended December 31,                                          1995      1994      1993
     -----------------------------------------------------------------------------------------------
    Current:
         Federal                                                 $   4,615     4,210     3,956
         State                                                         463       525       492
     -----------------------------------------------------------------------------------------------

                                                                     5,078     4,735     4,448
     -----------------------------------------------------------------------------------------------

    Deferred:
         Federal                                                       492      (214)      643
         State                                                          74       (80)      (69)
     -----------------------------------------------------------------------------------------------

                                                                       566      (294)      574
     -----------------------------------------------------------------------------------------------

                                                                 $   5,644     4,441     5,022
     -----------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------


    Total income tax expense differs from the amount computed by applying the Federal income tax rate of 35 percent in 1995, 1994 and 1993 to income before income taxes as a result of the following:

    Year ended December 31,                                          1995      1994      1993
     -----------------------------------------------------------------------------------------------
    Tax expense at the statutory tax rate                        $   5,300     4,421     4,511
    Increase (decrease) in tax resulting from:
         State income tax, net of Federal income tax benefit           348       289       262
         Other, net                                                     (4)     (269)      249
     -----------------------------------------------------------------------------------------------

                                                                 $   5,644     4,441     5,022
     -----------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------



    The tax effects of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the net deferred tax asset relate to the following:

    December 31,                                                               1995      1994
     -----------------------------------------------------------------------------------------------
    Deferred tax assets:
         Allowance for loan losses                                         $   3,664     3,691
         Compensation and benefits                                               269       261
         Other                                                                    79       308
     -----------------------------------------------------------------------------------------------

              Deferred tax assets                                              4,012     4,260

    Deferred tax liabilities:
         Lease receivables                                                       357        89
         Fixed assets                                                            226       204
         Investment securities                                                   310        71
         Loan fees                                                               235       217
         State income taxes payable                                               82        36
         Other                                                                    70       -
     -----------------------------------------------------------------------------------------------

    Deferred tax liabilities                                                   1,280       617
     -----------------------------------------------------------------------------------------------

    Net deferred tax asset                                                 $   2,732     3,643
     -----------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------

                                                                    F-12

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods which those temporary differences are deductible.
     Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, at December 31, 1995 and 1994 management believes it is more likely than not that the Banks will realize the benefits of these deductible differences.

(9)  EMPLOYEE BENEFIT PLANS

     The Banks participate in a qualified noncontributory defined benefit plan that provides retirement benefits based on years of service and the highest level of compensation during any consecutive five year period during the last ten years before retirement. In addition to the noncontributory defined benefit plan, the Banks also participate in several nonqualified noncontributory defined benefit plans covering certain senior employees' benefits in excess of those covered under the qualified noncontributory defined benefit plan.

     The Banks provide certain health care benefits to retired employees through the Master Welfare Benefit Plan (Post-Retirement Plan). Under the terms of the Post-Retirement Plan, employees hired prior to January 1, 1992 and who retire at or after age 55 with at least 10 years of service will be eligible for a fixed maximum contribution from FIB. Employees hired on or after January 1, 1992 will not be eligible for retiree health care benefits.

     Liabilities for these benefit obligations are initially recorded by the Banks. Periodically, the Banks settle these liabilities through payment to FIB. All of the benefit plans are administered by FIB.

     All liabilities associated with the qualified noncontributory defined benefit plan had been settled with FIB as of December 31, 1995. The plan liability was $53 as of December 31, 1994. The expense related to this plan was $138 in 1995, $88 in 1994, and ($92) in 1993.


     All liabilities associated with the nonqualified noncontributory defined benefit plans had been settled with FIB as of December 31, 1995. The plan liability was $90 as of December 31, 1994. The recorded expense related to this plan was $ 90 in 1995 and 1994, and $139 in 1993.

     The Banks also have a contributory employee savings plan covering substantially all employees. The expense related to this plan was $93 in 1995, $121 in 1994, and $116 in 1993.

     As of December 31, 1995, the Post-Retirement Plan liability had been settled with FIB. The liability was $53 as of December 31, 1994. The expense related to the Post-Retirement Plan was $8 in 1995, $296 in 1994, and $123 in 1993.

     Effective in the first quarter of 1993, the Banks adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS 106), on an immediate recognition basis. SFAS 106 requires the Corporation to accrue the estimated cost of retiree benefit payments, other than pensions, during employees' active service period. The cumulative effect of adopting SFAS 106 was the recognition of accrued postretirement health care costs totaling $1,235. After related tax benefits of $436, net income for 1993 was reduced by $799.

(10) COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Banks are involved in various claims and litigation. Management believes it has meritorious defenses against these claims and intends to vigorously defend the matters. Due to the preliminary stages of the complaints, however, management is unable to determine the possible impact or the range of potential liability on financial position or results of operations of an unfavorable outcome, if any. Accordingly, no provisions for any losses, if any, that may result from resolution of these matters have been made in the accompanying combined financial statements.

     The Banks also lease certain premises and equipment from third parties under operating leases. Total rental expense to third parties was $20 in 1995, $37 in 1994, and $45 in 1993.

(11) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recorded in the combined balance sheet.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Most commitments extend less than two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Banks hold various collateral supporting those commitments for which collateral is deemed necessary.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

     The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 1995, stand-by letters of credit in the amount of $972 were outstanding. Commitments to extend credit to existing and new borrowers approximated $50,221 at December 31, 1995, which includes $19,535 on unused credit card lines.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS



     The estimated fair value of financial instruments of the Bank is as follows:

                                                               December 31, 1995             December 31, 1994
      --------------------------------------------------------------------------------------------------------------
                                                           Carrying        Estimated     Carrying         Estimated
                                                            amount         fair value     amount         fair value
      --------------------------------------------------------------------------------------------------------------
     Financial assets:
          Cash and cash equivalents                    $   85,811         85,811         67,056         67,056
          Investment securities held-to-maturity            -              -            125,970        123,940
          Available-for-sale                              110,307        110,307          1,100          1,100
          Net loans                                       377,139        377,401        351,799        345,147
      --------------------------------------------------------------------------------------------------------------

     Total financial assets                            $  573,257        573,519        545,925        537,243
      --------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------


     Financial liabilities:
          Total deposits                               $  457,844        457,960        463,888        463,981
          Federal funds purchased                          91,958         91,958         60,502         60,502
          Accounts payable and accrued expenses             2,869          2,869          3,806          3,806
      --------------------------------------------------------------------------------------------------------------

     Total financial liabilities                       $  552,671        552,787        528,196        528,289
      --------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------

     The following methods and assumptions were used by the Company to estimate the fair value of each class of financial instruments:



         CASH AND CASH EQUIVALENTS. Due to the liquid or short-term nature of the instruments, the carrying amounts for due from banks and federal funds sold approximates those assets' fair value.

         INVESTMENT SECURITIES (HELD-TO-MATURITY AND AVAILABLE-FOR-SALE). Fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     NET LOANS. For loans with variable rates and no fixed maturities, and for loans with maturities of three months or less, fair value is considered to be equal to carrying value. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and maturities.

     DEPOSITS. The carrying value for all deposits without fixed maturities, and for time deposits greater than $100 with maturities of three months or less, is considered to be equal to the fair value. The fair value for time deposits greater than $100 with maturities greater than three months as well as time deposits less than $100 is based upon the appropriate discount rate for similar pools.

     The fair value of demand deposits is the amount payable on demand, and is not adjusted for any value derived from retaining those deposits for an expected future period of time. That component, commonly referred to as deposit base intangible, was not estimated at December 31, 1995 and 1994, and is not considered in the fair value amounts.

     FEDERAL FUNDS PURCHASED. Carrying amounts of federal funds purchased approximate fair values.

     ACCOUNTS PAYABLE AND ACCRUED EXPENSES. Carrying amounts of accounts payable and accrued expenses approximate fair values.

(13) ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

     In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." This statement, effective for fiscal years beginning after December 15, 1995, requires a company to assess impairment of "assets held or used" and "assets to be disposed of." Whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the related undiscounted cash flows are compared to the asset's book value. If the sum of the undiscounted cash flows is less than the book value, a loss is recorded based upon the excess of the book value over the fair value of the asset. Assets to be disposed of are recorded at fair value less cost to sell and are not depreciated while held. The Banks do not expect the adoption of this pronouncement in 1996 to have a material effect on their financial statements.

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting of Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 provides guidance on accounting for transfers and servicing of financial assets, recognition and measurement of servicing assets and liabilities, financial assets subject to repayment, secured borrowings and collateral, and extinguishment of liabilities.

     SFAS No. 125 specifically provides that mortgage banking enterprises, which includes the Banks, recognize as a separate asset rights to service loans for others, regardless of how those servicing rights are acquired. Rights to service loans must also be assessed for impairment based on the fair value of the servicing assets, including those purchased before the adoption of this statement. SFAS No. 125 also specifies that financial assets subject to prepayment, including loans, that can be contractually prepaid of otherwise settled in such a way that the holder would not recover substantially all of its recorded investment be measured like debt securities available-for-sale or trading securities under SFAS No. 115, as amended by SFAS No. 125.

     SFAS No. 125 is effective for all financial asset transactions occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The Banks do not expect the adoption of this pronouncement to have a material effect on their financial position or operations.

(14) SUBSEQUENT EVENTS

     On April 1, 1996, FIB merged with Wells Fargo. The merger was accounted for as a purchase business combination. The purchase price in excess of the Banks' historical book value was allocated to and recorded by the Banks as goodwill.

     Effective October 1, 1996, the Banks were acquired by FIBM. The total purchase price of $72,000 was subject to adjustment to the extent the historical net book value of the Banks, excluding current and deferred tax accounts and Wells Fargo's "push down" purchase accounting adjustments, was greater or less than $35,832. The purchase price adjustment is to be computed and settled between the parties in the fourth quarter 1996, and is limited to a $1,000 increase.

     The FIBM purchase agreement anticipated that the Banks would declare and pay, prior to the closing date, dividends to reduce the net assets of the Banks to approximately $35,832. During the first quarter 1996, dividends of $6,015 were declared and paid to FIB. Dividends of $2,751 were paid to Wells Fargo prior to closing.


UNAUDITED COMBINED BALANCE SHEET
-----------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


September 30,                                                                       1996
-----------------------------------------------------------------------------------------------
ASSETS
    Cash and cash items                                                         $  33,044
    Due from banks:
         Affiliates                                                                 2,855
         Non-affiliates                                                             9,803
    Federal funds sold to Affiliates                                               49,499
    Investment securities available-for-sale                                       96,416
-----------------------------------------------------------------------------------------------

    Loans, net                                                                    363,586
    Less allowance for loan losses                                                 10,059
-----------------------------------------------------------------------------------------------

    Net Loans                                                                     353,527
-----------------------------------------------------------------------------------------------

    Premises and equipment, net                                                    10,361
    Accrued interest receivable                                                     4,365
    Deferred tax asset                                                              2,190
    Excess of purchase price                                                       34,754
    Other assets                                                                    4,033
-----------------------------------------------------------------------------------------------

                                                                                $ 600,847
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
    Deposits:
         Noninterest bearing                                                    $ 143,876
         Interest bearing                                                         325,413
-----------------------------------------------------------------------------------------------

    Total deposits                                                                469,289
-----------------------------------------------------------------------------------------------

    Federal funds purchased from Affiliates                                        50,502
    Accounts payable and accrued expenses                                           3,773
    Other borrowed funds                                                            4,448
-----------------------------------------------------------------------------------------------

    Total liabilities                                                             528,012
-----------------------------------------------------------------------------------------------

    Commitments and contingencies

    Stockholder's equity:
         Common stock:
              Montana - $10 par value; authorized 664,608 shares; issued and
                  outstanding 664,608 shares                                        6,646
              Wyoming - $100 par value; authorized 11,751 shares; issued and
                  outstanding 11,751 shares                                         1,175
         Capital surplus                                                           59,830
         Retained earnings                                                          5,279
         Unrealized holding loss on investment securities
              available-for-sale, net                                                (95)
-----------------------------------------------------------------------------------------------


    Total stockholder's equity                                                     72,835
-----------------------------------------------------------------------------------------------

                                                                                $ 600,847
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------



See accompanying notes to unaudited combined financial statements.


                                                        UNAUDITED COMBINED STATEMENTS OF INCOME
-----------------------------------------------------------------------------------------------
                                                                         (DOLLARS IN THOUSANDS)


Nine Months Ended September 30,                                      1996           1995
-----------------------------------------------------------------------------------------------
Interest income:
    Interest and fees on loans                                    $ 24,225         23,925
    Interest and dividends on investment securities:
         Taxable                                                     4,372          3,476
         Exempt from Federal taxes                                       1              5
    Interest on Federal funds sold to Affiliates                       955          1,478
-----------------------------------------------------------------------------------------------

              Total interest income                                 29,553         28,884
-----------------------------------------------------------------------------------------------

Interest expense:
    Interest on deposits                                             7,491          7,730
    Interest on Federal funds purchased from Affiliates              3,119          2,177
    Interest on other borrowed funds                                   146             31
-----------------------------------------------------------------------------------------------

         Total interest expense                                     10,756          9,938
-----------------------------------------------------------------------------------------------

              Net interest income                                   18,797         18,946

Provision for loan losses                                            1,112            -
-----------------------------------------------------------------------------------------------

              Net interest income after provision for loan losses   17,685         18,946

Other operating income:
    Income from fiduciary activities                                   763            763
    Service charges on deposit accounts                              2,274          2,394
    Other service charges, commissions, and fees                       558            890
    Investment securities gains, net                                   266             13
    Other income                                                     1,325          1,335
-----------------------------------------------------------------------------------------------

         Total other operating income                                5,186          5,395
-----------------------------------------------------------------------------------------------

Other operating expenses:
    Salaries and benefits                                            4,006          4,401
    Occupancy expense, net                                           1,420            981
    FDIC assessments                                                     4            453
    Allocated expenses from Affiliates                               5,272          5,982
    Other expenses                                                   2,211          1,730
-----------------------------------------------------------------------------------------------

         Total other operating expense                              12,913         13,547
-----------------------------------------------------------------------------------------------

Income before income taxes                                           9,958         10,794

Income taxes                                                         3,952          4,028
-----------------------------------------------------------------------------------------------


         Net income                                               $  6,006          6,766
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------



See accompanying notes to unaudited combined financial statements.



UNAUDITED COMBINED STATEMENT OF STOCKHOLDER'S EQUITY
------------------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                         Unrealized
                                                     Montana      Wyoming                                  holding        Total
                                                     Common        Common      Capital       Retained       gains      stockholder's
Nine months ended September 30, 1996                  stock         stock      surplus       earnings   (losses), net     equity
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                       $  6,646        1,175       25,002        8,039          669          41,531

Cash dividends declared:
    Montana ($2.10 per share)                           -            -            -         (1,396)          -           (1,396)
    Wyoming ($627.27 per share)                         -            -            -         (7,370)          -           (7,370)

Decrease in unrealized holding gain (loss) on
    available-for-sale investment securities, net       -            -            -            -           (690)           (690)

Net income                                              -            -            -          6,006           -            6,006

Changes incident to business
    combination, net                                    -            -         34,828          -            (74)         34,754
------------------------------------------------------------------------------------------------------------------------------------

Balance at September 30, 1996                      $  6,646        1,175       59,830        5,279          (95)         72,835
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to unaudited combined financial statements.


                                                         UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------
                                                                              (DOLLARS IN THOUSANDS)


Nine Months Ended September 30,                                            1996           1995
----------------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Net income                                                         $  6,006          6,766
    Adjustments to reconcile net income to net cash provided by operating activities:
              Provisions for loan losses                                  1,112            -
              Depreciation and amortization                                 635            629
              Net premium amortization on investment securities             321            344
              Gain on sale of investments                                  (266)           (13)
              Provision for deferred income taxes                           542            241
              Decrease in interest receivable                                64            881
              Increase in other assets                                   (1,010)        (3,757)
              Increase in accounts payable and accrued expenses             904            224
----------------------------------------------------------------------------------------------------

              Net cash provided by operating activities                   8,308          5,315
----------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Purchases of held-to-maturity investment securities                     -           (2,113)
    Purchases of available-for-sale investment securities               (14,924)           -
    Proceeds from maturities and paydowns of available-for-sale
         investment securities                                           10,804         59,304
    Sales of available-for-sale investment securities                    17,266            211
    Extensions of credit to customers, net of repayments                 20,528        (28,542)
    Recoveries on loans charged-off                                       1,972          2,589
    Capital expenditures, net                                              (235)        (1,488)
----------------------------------------------------------------------------------------------------

              Net cash provided by investing activities                  35,411         29,961
----------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Net increase (decrease) in deposits                                  11,445         (5,166)
    Net decrease in federal funds purchased                             (41,456)        (6,178)
    Advances of other borrowed funds, net of repayments                   4,448          3,579
    Dividends paid on common stock                                       (8,766)        (2,040)
----------------------------------------------------------------------------------------------------

              Net cash used in financing activities                     (34,329)        (9,805)
----------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                 9,390         25,471

Cash and cash equivalents at beginning of period                         85,811         67,056
----------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                            $  95,201         92,527
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

Cash paid for:
    Interest                                                          $  10,849          9,873
    Income taxes paid, net                                                4,643          3,084
                                                                      ---------      ---------
                                                                      ---------      ---------


See accompanying notes to unaudited combined financial statements.

                   Notes to Unaudited Combined Financial Statements
                                (Dollars in thousands)


(1) BASIS OF PRESENTATION

    In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments (all of which are of a normal recurring nature) necessary to present fairly the combined financial position at September 30, 1996, and the combined results of operations and cash flows for the nine-month periods ended September 30, 1996 and 1995 in conformity with generally accepted accounting principles. These statements are incomplete in that complete footnote disclosures are not presented and, therefore, should be read in conjunction with the Bank's historical financial statements for the years ended December 31, 1995 and 1994 included herein.

(2) CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash, cash items, due from banks and federal funds sold. Generally, federal funds purchased are for one-day periods.

(3) COMPUTATION OF EARNINGS PER SHARE

    Due to the common ownership of the Banks, and the difference in shares outstanding at each bank, earnings per common share is not considered meaningful.

(4) MERGER AND SUBSEQUENT DISPOSITION OF BANKS

    On April 1, 1996, the Bank's parent company, First Interstate Bancorp
    (FIB), merged with Wells Fargo and Company (Wells Fargo). The merger was accounted for as a purchase business combination. The purchase price in excess of the Banks' historical book value was allocated to and recorded by the Banks as goodwill in the amount of $34,754.

    Effective October 1, 1996, the Banks were acquired by First Interstate BancSystem of Montana, Inc. (FIBM). The total purchase price of $72,000 was subject to adjustment to the extent the historical net book value of the Banks, excluding current and deferred tax accounts and Wells Fargo's "push down" purchase accounting adjustments, was greater or less than $35,832. The purchase price adjustment is to be computed and settled between the parties in the fourth quarter 1996, and is limited to a $1,000 increase.

    The FIBM purchase agreement anticipated that the Banks would declare and pay, prior to the closing date, dividends to reduce the net assets of the Banks to approximately $35,832. During the first quarter 1996, dividends of $6,015 were declared and paid to FIB. Dividends of $2,571 were paid to Wells Fargo prior to closing.

(5) COMMITMENTS AND CONTINGENCIES

    In the normal course of business, the Banks are involved in various claims and litigations. Management believes it has meritorious defenses against these claims and intends to vigorously defend the matters. Due to the preliminary stages of the complaints, however, management is unable to determine the possible impact or the range of potential liability on financial position or results of operations of an unfavorable outcome, if any. Accordingly, no provisions for any losses, if any, that may result from resolution of these matters have been made in the accompanying financial statements.

EXHIBIT INDEX

   Sequential Exhibit No.     Exhibit Description             Page No.
   ----------------------     -------------------             --------

Exhibit No. 2.1            Stock Purchase Agreement*

Exhibit No. 23.1           Consent of KPMG Peat Marwick LLP

Exhibit No. 99             Press Release*


   *  Previously filed.